SECRETARY OF STATE

STATE OF NEVADA

CORPORATE QUALIFICATION

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RED SKY RESOURCES INC.** did on **November 24, 2004** file in this office a Statement to Transact Business in this State and is now on file and of record in the office of the Nevada Secretary of State, and further, that said Corporation is at the date of this Certificate duly qualified to exercise therein all the powers recited in its Charter or Articles of Incorporation, and to transact business in the State of Nevada in accordance with the laws governing Corporations in said State.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on **November 24, 2004**.

DEAN HELLER
Secretary of State

By
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street	FILED #C31572-04
Carson City, Nevada 89701-4299
(775)684 5708	NOV 23 2004
Website: secretaryofstate.biz	IN THE OFFICE OF
"Dean Heller"
DEAN HELLER SECRETARY OF
Articles of Incorporation (PURSUANT TO NRS 78)	STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	RED SKY RESOURCES INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	NEVADA	89706
	Street Address	City		Zip Code
	Optional Mailing Address	City	State	Zip Code
3. Shares: (Number of shares corporation | authorized to issue)	Number of shares with par value:	105,000,000	Par value:	$.0001	Number of shares without par value	N/A
4. Names & Addresses, of Board of Directors/ Trustees: (attach additional page if there is more than 3 directors/ trustees)	1. D. BARRY LEE
Name
	SUITE 2410, 650 WEST GEORGIA STREET	VANCOUVER	BC	V6B 4N7
	Street Address	City	State	Zip Code
2.
Name
	Street Address	City	State	Zip Code
3.
Name
	Street Address	City	State	Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Names, Address and signature of Incorporator (attached additional page if there is more than 1 Incorporator)	1. D. BARRY LEE	/s/ D. Barry Lee
	Name	Signature
	SUITE 2410, 650 WEST GEORGIA STREET	VANCOUVER	BC	V6B 4N7
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
	CSC Services of Nevada, Inc.	"11/23/2004"

By: /s/ Betsy Gould
	Authorized Signature of R.A. or On Behalf of R.A. Company Name	Date

RED SKY RESOURCES INC.
ADDITIONAL ARTICLES

Section 1. Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is One Hundred and Five Million (105,000,000), of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and Five Million (5,000,000) shares will be preferred stock, with a par value of $0.001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a)           The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)           Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)           The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)           Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)           The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)           Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)           Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the even of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

Section 2. Board of Directors

(a)           Number of Directors. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

(b)           Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

Section 3. Acquisition of Controlling Interest

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 4. Combinations with Interest Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 5. Liability

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)           acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(b)           the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 5 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 6. Indemnification

(a)           Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)           Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 6, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c)           Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 6 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, this Certificate of Incorporation or otherwise.

(d)           Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e)           Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF	File Number
RED SKY RESOURCES INC.	C31572-2004
(Name of Corporation)

FOR THE FILING PERIOD OF ___________________________ TO ________________________________

The Corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:

CSC Services of Nevada, Inc. 502 East John Street Carson City, NV 89706	FILED #______________________

DEC 01 2004
IN THE OFFICE OF
"Dean Heller"
DEAN HELLER SECRETARY OF STATE
The above space is for office use only

Important: Read instructions before completing and returning this form.
1.
Print or type names and addresses, of that residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2.	If there are additional directors attach a list of them to this form.
3.
Return the completed form with the $128.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of that month following the incorporation/initial registration with this office.

4.
Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business as per NRS78.1S5. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.

5.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 85701-201, (776) 684-5708.
6.
Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.000 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE:
☐ This corporation is a publicly traded corporation. The Central Index Key number is _______________________________
☐ This publicly traded corporation is not required to have a Central Index Key number.
Name:	Title(s)

D. BARRY LEE	PRESIDENT (or equivalent of)

SUITE 2410, 660 WEST GEORGIA STREET	VANCOUVER	BC	V6B 4N7
Address	City	St	Zip

Name:	Title(s)

D. BARRY LEE	SECRETARY (or equivalent of)

SUITE 2410, 660 WEST GEORGIA STREET	VANCOUVER	BC	V6B 4N7
Address	City	St	Zip

Name:	Title(s)

D. BARRY LEE	TREASURER (or equivalent of)

SUITE 2410, 660 WEST GEORGIA STREET	VANCOUVER	BC	V6B 4N7
Address	City	St	Zip

Name:	Title(s)

D. BARRY LEE	DIRECTOR (or equivalent of)

SUITE 2410, 660 WEST GEORGIA STREET	VANCOUVER	BC	V6B 4N7
Address	City	St	Zip

I declare to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330. It is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer	/s/ D. Barry Lee	Title	President	Date 11/16/04